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                      LAFARGE CORPORATION AND SUBSIDIARIES           EXHIBIT 11
            Computation of Net Income (Loss) per Common Equity Share
             (Unaudited and in thousands, except per share amounts)


                                                              Three Months                                 Twelve Months
                                                             Ended March 31                               Ended March 31
                                                   --------------------------------              -------------------------------
                                                      1995                  1994                    1995                 1994
                                                   ----------            ----------              ----------           ----------
PRIMARY CALCULATION
- -------------------
Net income (loss)                                   $ (42,053)            $ (61,859)              $ 100,442            $  16,887
                                                    =========             =========               =========            =========
Weighted average number
         of common equity
         shares outstanding                            68,251                67,346                  67,959               63,055

Net effect of dilutive
         stock options based on
         the treasury method                                -                     -                     420                  675
                                                    ---------             ---------               ---------            ---------
Weighted average number
         of common equity shares
         and share equivalents
         outstanding                                   68,251                67,346                  68,379               63,730
                                                    =========             =========               =========            =========
Primary net income (loss)
         per common equity share                    $    (.62)            $    (.92)              $    1.47            $     .26
                                                    =========             =========               =========            =========

FULLY DILUTED CALCULATION
- -------------------------
Net income (loss)                                   $ (42,053)            $ (61,859)              $ 100,442            $  16,887

Add interest expenses
         applicable to 7% Convertible
         Subordinated Debentures                        1,750                 1,750                   7,000                7,000
                                                    ---------             ---------               ---------            ---------
Net income (loss) assuming
         full dilution                              $ (40,303)            $ (60,109)              $ 107,442            $  23,887
                                                    =========             =========               =========            =========
Weighted average number
         of common equity
         shares outstanding                            68,251                67,346                  67,959               63,055

Add additional shares
         assuming conversion
         of 7% Convertible
         Subordinated Debentures                        4,520                 4,520                   4,520                4,520

Net effect of dilutive
         stock options based on
         the treasury stock method                        438                   774                     437                  675
                                                    ---------             ---------               ---------            ---------
Weighted average number of
         common equity shares
         assuming full conversion
         of all potentially
         dilutive securities                           73,209                72,640                  72,916               68,250
                                                    =========             =========               =========            =========
Fully diluted net income
         (loss) per common
         equity share                               $    (.55)(a)         $    (.83)(a)           $    1.47            $     .35(a)
                                                    =========             =========               =========            =========


(a) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.





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